                       Consent of Independent Auditors

We consent to the references to our firm under the caption "Board of
Trustees" and "Independent Auditors and Legal Counsel" in the Statement of
Additional Information and to the use of our report dated December 16, 2002 in the Registration Statement (Form N-2 No. 333-89782 & 811-21109) and
related Prospectus of OFI Tremont Market Neutral Hedge Fund.

                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP

New York, New York
December 16, 2002